UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 4, 2009, Wind River Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intel Corporation, a Delaware corporation (“Parent”), and APC II Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Purchaser will commence a cash tender offer for all the issued and outstanding shares of common stock of the Company and, following the completion of the tender offer, Purchaser will merge with and into the Company, in each case, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence, as promptly as reasonably practicable, a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) (shares of Company Common Stock collectively, the “Company Shares”), including the associated rights (the “Rights”) issued pursuant to the Rights Agreement (as defined below), as amended, at a price of $11.50 per share, net to the holders thereof in cash, (such amount the “Per Share Amount”). The Offer will initially remain open for at least 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a direct or indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger, each Company Share that is not tendered and accepted pursuant to the Offer will be cancelled and converted into the right to receive cash in an amount equal to the Per Share Amount, on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement includes detailed representations, warranties and covenants of the Company, and customary representations, warranties and covenants of Parent and Purchaser. The Company has agreed to operate its business and the business of its subsidiaries in the ordinary course until the date upon which Purchaser’s designees constitute a majority of the members on the Company’s Board of Directors (the “Board”). The Company has also agreed not to solicit, initiate, knowingly encourage or knowingly facilitate alternative acquisition proposals and will not knowingly permit its representatives to solicit or encourage any alternative acquisition proposal, in each case, subject to certain exceptions set forth in the Merger Agreement. The Merger Agreement also includes termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to (i) pay to Parent a termination fee of $30,000,000 and/or (ii) reimburse Parent for up to $4,000,000 in transaction expenses.

Consummation of the Offer is subject to various conditions, including (1) a minimum condition consisting of the valid tender of at least (x) a majority of the outstanding shares not subject to the Stockholder Agreement (as defined below) (calculated on a fully diluted basis, as specified in the Merger Agreement) plus (y) the shares subject to the Stockholder Agreement immediately prior to the expiration of the Offer, (2) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other applicable waiting periods, clearances, consents or approvals of any governmental authority, (3) the absence of a decline in the Standard and Poor’s 500 Index below 737 over certain measurement periods from five to ten days prior to the acceptance of the tender offer and (4) certain other customary conditions. The closing of the Merger is subject to certain closing conditions specified in the Merger Agreement, including approval of the Merger by the Company’s stockholders, if required.

The Company has granted to Parent and Purchaser an irrevocable option (the “Top-Up Option”) under the Merger Agreement to purchase, following the consummation of the Offer and subject to certain conditions and limitations, up to that number of Company Shares (the “Top-Up Option Shares”) that, when added to the number of Company Shares collectively owned by Parent or Purchaser at the time of exercise, shall constitute one Company Share more than 90% of the shares of the Company’s common stock then outstanding on a fully diluted basis (calculated in accordance with the Merger Agreement).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

On June 4, 2009, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

In order to induce Parent and Purchaser to enter into the Merger Agreement, Jerry Fiddler, a founder of the Company and a member of the Board, and certain affiliated investment entities; Narendra Gupta, Vice Chairman and a member of the Board, and certain affiliated investment entities; and Kenneth Klein, Chief Executive Officer and a member of the Board, entered into a tender and support agreement (the “Stockholder Agreement”) with Parent and Purchaser concurrently with the execution and delivery of the Merger Agreement. Shares held by these stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 10.8% of Shares outstanding on the date of the Merger Agreement (without giving effect to outstanding stock options and RSUs). Subject to the terms and conditions of the Stockholder Agreement, such stockholders agreed, among other things, to tender their Shares in the Offer promptly after they receive all documents related to the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement.

The foregoing summary of the Stockholder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholder Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

First Amendment to Amended and Restated Rights Agreement

On June 4, 2009, the Company and American Stock Transfer and Trust Company, as Rights Agent, entered into the First Amendment (the “First Amendment”) to the Amended and Restated Rights Agreement dated as of September 29, 2006 (the “Rights Agreement”). The effect of the First Amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, without triggering the separation or exercise of the Rights or any adverse event under the Rights Agreement.

The foregoing descriptions of the First Amendment and the Rights Agreement do not purport to be complete and are qualified in their respective entireties by reference to the full text of the First Amendment, which is attached as Exhibit 4.2 to the Form 8-A/A filed on June 4, 2009, and incorporated herein by reference, and the Rights Agreement, which is attached as Exhibit 4.1 to the Form 8-K filed on October 3, 2006, and incorporated herein by reference.

Employment Agreements

In connection with the execution of the Merger Agreement, Kenneth Klein, President and Chief Executive Officer of the Company, and Ian Halifax, Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company, each entered into an employment agreement with the Company and Parent.

Kenneth Klein

The employment agreement for Mr. Klein, which will become effective upon the Acceptance Date (as defined in the Merger Agreement), provides for a two (2) year period of employment following the Acceptance Date as President of the Company. Mr. Klein’s existing Employment Agreement, originally dated November 5, 2003, as amended through January 30, 2009, will remain in effect until the effective time of the employment agreement described herewith. The Company will pay Mr. Klein a base salary of $500,000 and he will be eligible to receive an incentive bonus, based on performance objectives for each relevant installment period, subject to a certain stipulated minimum amount payable in four (4) equal installments.

Mr. Klein will no longer be eligible to participate in certain change of control and severance plans sponsored by the Company. Equity awards outstanding as of the Acceptance Date, except certain performance share awards, will be accelerated by a period of two (2) years and will otherwise continue vesting at the same prior rate of vesting. Outstanding performance share awards will have revised vesting terms and will vest going forward based on Mr. Klein’s projected period of employment.

Mr. Klein will be eligible to receive a lump sum retention bonus if he continues his employment with the Company through the one (1)-year anniversary of the Acceptance Date and meets certain performance goals. The first retention bonus can be up to $2,000,000. Mr. Klein will also be eligible to receive a lump sum retention bonus if he continues his employment with the Company through the two (2)-year anniversary of the Acceptance Date and meets certain performance goals. The second retention bonus can be up to $3,000,000.

If Mr. Klein is terminated during the two (2)-year period following the Acceptance Date as a result of an Involuntary Termination or if he resigns his employment for Good Reason (as each such term is defined in Mr. Klein’s employment agreement), Mr. Klein, subject to signing and not revoking a full release of claims in favor of the Company, will receive: (i) an amount equal to the base salary actually paid to Mr. Klein for the eighteen (18)-month period prior to his severance date (which amount will not be less than a certain prescribed amount), (ii) the difference between (x) one hundred fifty percent (150%) of the target bonus for the fiscal year in which the termination occurs and (y) any amount of the bonus already received by Mr. Klein during the fiscal year in which the termination occurs on account of such fiscal year (e.g., quarterly bonus amounts already paid), (iii) an amount equal to the actual bonus paid for the fiscal year prior to the fiscal year in which the termination occurs, pro-rated according to the number of months Mr. Klein is employed by the Company during the year in which the termination occurs, (iv) reimbursement for up to eighteen (18) months for premiums related to continued group health coverage under COBRA, (v) full vesting as to any awards outstanding as of the Acceptance Date that remain outstanding on his severance date, and (vi) either the first retention bonus if Mr. Klein’s termination occurs prior to the first retention date, determined based on the actual achievement of the applicable performance goals and pro-rated on based on how long Mr. Klein has worked prior to the first retention date, or, the second retention bonus if Mr. Klein’s termination occurs after the first retention date, but prior to the second retention date, determined based on the actual achievement of the applicable performance goals and pro-rated on based on how long Mr. Klein has worked after the first retention date. The severance benefits to Mr. Klein are subject to certain confidentiality, privacy, invention assignment, and nonsolicitation provisions.

The foregoing summary of Mr. Klein’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement attached as Exhibit 10.2 hereto and incorporated herein by reference.

Mr. Klein also entered into a non-competition agreement with the Company and Parent, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Ian Halifax

The employment agreement for Mr. Halifax, which will become effective upon the Acceptance Date (as defined in the Merger Agreement), provides for a one (1) year period of employment following the Acceptance Date during which time he will render transition services to the Company. Mr. Halifax’s existing certain Offer Letter, originally dated January 30, 2007, as amended through October 16, 2008, will remain in effect until the effective time of the employment agreement described herewith. The Company will pay Mr. Halifax a base salary of $400,000 and he will be eligible to receive an annual incentive bonus payable in two (2) installments based on performance objectives for each relevant installment period.

Mr. Halifax will no longer be eligible to participate in certain change of control and severance plans sponsored by the Company. Equity awards outstanding as of the Acceptance Date including certain nonplan stock option grants, will be accelerated by a period of one (1) year and will otherwise continue vesting at the same prior rate of vesting.

Mr. Halifax will be eligible to receive a lump sum retention bonus if he continues his employment with the Company through the six (6)-month anniversary of the Acceptance Date. The first retention bonus is equal to twelve (12) months’ base salary as in effect on such date, plus an amount equal to the actual bonus Mr. Halifax received in the prior fiscal year, and his equity awards that were outstanding as of the Acceptance Date that remain outstanding will fully vest.

Mr. Halifax will also be eligible to receive a second retention bonus if he is employed by the Company through the one (1)-year anniversary of the Acceptance Date or on the earlier successful completion of a transition period as determined by the Company or Parent. The second retention bonus is payable in a lump sum and is equal to a cash payment in the amount of the base salary earned by Mr. Halifax from the Acceptance Date through the second retention date plus an amount equal to $200,000, which will be pro rated to the extent Mr. Halifax has not been employed for a full year on the second retention date.

If Mr. Halifax is terminated before the first retention date as a result of an Involuntary Termination or if he resigns his employment for Good Reason (as each such term is defined in Mr. Halifax’s employment agreement), Mr. Halifax, subject to signing and not revoking a full release of claims in favor of the Company, will receive (i) the first retention bonus, (ii) the total annual incentive bonus for the year in which termination occurs, which will be pro rated based on how long Mr. Halifax has worked in the year of termination, and (iii) reimbursement for up to eighteen (18) months for premiums related to continued group health coverage under COBRA.

If Mr. Halifax is terminated after the first retention date, but before the second retention date, as a result of an Involuntary Termination or if he resigns his employment for Good Reason (as each such term is defined in Mr. Halifax’s employment agreement), Mr. Halifax, subject to signing and not revoking a full release of claims in favor of the Company, will receive (i) a cash payment equal to the amount of the base salary earned by Mr. Halifax since the Acceptance Date through the date of severance, (ii) the total annual incentive bonus for the year in which termination occurs minus any bonus actually paid, which will be pro rated based on how long Mr. Halifax has worked in the year of termination, and (iii) the second retention bonus, pro rated based on how long Mr. Halifax has worked following the first retention date. The severance benefits to Mr. Halifax are subject to certain confidentiality, privacy, invention assignment, and nonsolicitation provisions.

The foregoing summary of Mr. Halifax’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement attached as Exhibit 10.4 hereto and incorporated herein by reference.

Additional Information

The tender offer for the outstanding shares of common stock of the Company has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to the Company’s stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Parent and the Company. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that the Company’s business will not be successfully integrated with Parent’s business; costs associated with the merger; the unsuccessful completion of the tender offer or the merger; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; increased competition and technological changes in the industries in which Parent and the Company compete and other events that could negatively impact the completion of the transaction, including industry, economic or political conditions outside of our control.

ITEM 3.03 Material Modification to Rights of Security Holders.

See disclosure under Item 1.01 “First Amendment to Amended and Restated Rights Agreement” above, which is incorporated by reference into this Item 3.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

See disclosure under Item 1.01 “Employment Agreements” above, which is incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and APC II Acquisition Corporation.

4.1(1)	First Amendment to Amended and Restated Rights Agreement, dated as of June 4, 2009, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

10.1	Tender and Support Agreement, dated as of June 4, 2009, between Intel Corporation, APC II Acquisition Corporation and certain stockholders of Wind River Systems, Inc. listed on Annex I thereto.

10.2	Executive Employment Agreement, dated June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and Kenneth R. Klein.

10.3	Non-Competition Agreement, dated as of June 4, 2009, by and among Intel Corporation, Wind River Systems, Inc. and Kenneth R. Klein.

10.4	Executive Employment Agreement, dated June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and Ian Halifax.

99.1	Press Release dated June 4, 2009.

(1)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-A/A filed on June 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian Halifax
Ian Halifax
Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and APC II Acquisition Corporation.

4.1(1)	First Amendment to Amended and Restated Rights Agreement, dated as of June 4, 2009, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

10.1	Tender and Support Agreement, dated as of June 4, 2009, between Intel Corporation, APC II Acquisition Corporation and certain stockholders of Wind River Systems, Inc. listed on Annex I thereto.

10.2	Executive Employment Agreement, dated June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and Kenneth R. Klein.

10.3	Non-Competition Agreement, dated as of June 4, 2009, by and among Intel Corporation, Wind River Systems, Inc. and Kenneth R. Klein.

10.4	Executive Employment Agreement, dated June 4, 2009, by and among Wind River Systems, Inc., Intel Corporation and Ian Halifax.

99.1	Press Release dated June 4, 2009.

(1)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-A/A filed on June 4, 2009.